Registration No. 333

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                         ------------------------

                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                       --------------------------

                             CLICKACTION INC.
                             ----------------
         (Exact name of registrant as specified in its charter)

       Delaware                                          77-0195362
(State of Incorporation)                     (I.R.S Employer Identifation No.)

                        2197 EAST BAYSHORE ROAD
                          PALO ALTO, CA 94303
                            (650) 473-3600
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                         --------------------
                          GREGORY W. SLAYTON
                            CLICKACTION INC
                        2197 East Bayshore Road
                         Palo Alto, CA 94303
                           (650) 473-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                        ---------------------
                             Copies to:
                          IAIN MICKLE, ESQ.
                Orrick, Herrington & Sutcliffe LLP
                    400 Capitol Mall, Suite 3000
                       Sacramento, CA 95814
                          (916) 447-9200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering Pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) Under the Securities Act, check the following Box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                     CALCULATION OF REGISTRATION FEE
==============================================================================

Title of Class  Amount       Proposed Maximum  Proposed Maximum   Amount of
of Securities   to be         Offering Price   Aggregate Offering Registration
to be           Registered    per Share (1)    Price (1)          Fee
Registered
------------------------------------------------------------------------------

Common Stock,
$0.001         2,500,000(2)        $5.08         12,700,000        $3,175.00
par value

------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee based on $5.08, which represents the average of the high and low sales prices of the Common stock on the Nasdaq National Market on April 26, 2001. It is not known how many shares will be purchased under this registration statement or at what price such shares will be purchased.
(2) In accordance with Rule 416 under the Securities Act of 1933, common stock offered hereby shall also be deemed to include additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
April 27, 2001

                                    CLICKACTION
                                  2,500,000 SHARES OF
                                   COMMON STOCK
                             OFFERED BY A SELLING STOCKHOLDER


The Selling Stockholder:

This prospectus relates to the offer and resale from time to time by the selling stockholder of up to 2,500,000 shares of our common stock. The shares of our common stock covered by this prospectus include shares issuable upon conversion of the 3,500 shares of Series A 4% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and upon exercise of a warrant issued to the The Tail Wind Fund, Ltd. in connection with a private placement that closed on March 30, 2001. The shares of our common stock covered by this prospectus also include the maximum number of shares of our common stock issuable as dividends on the Series A Preferred Stock. The number of shares being registed and offered hereunder is greater than the number of shares currently beneficially owned by the selling stockholder, as required by the transaction documents for the private placement.

The selling stockholder has advised us that no sale or distribution other than as disclosed herein will be effected until after this prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof. We will not receive any proceeds from the sale of the shares covered by this prospectus by the selling stockholder.

Offering Price:

The selling stockholder may sell the shares covered by this prospectus from time to time at varying prices on the over-the-counter market or on the Nasdaq National Market in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions.
We provide more information about how the selling stockholder may sell the shares in the section titled "Plan of Distribution" on page 14.

Trading Market:

Our common stock is listed on the Nasdaq National Market under the symbol "CLAC." On April 26, 2001, the closing sale price of our common stock, as reported on the Nasdaq National Market, was $5.00.

Risks:

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.


------------------------------------------------------------------------------
The shares offered or sold under this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
------------------------------------------------------------------------------

                            TABLE OF CONTENTS

                                                              Page
Prospectus Summary                                             3
Risk Factors                                                   4
Special Note Regarding Forward-Looking Statements             12
Where You Can Get More Information                            13
Use of Proceeds                                               13
Selling Stockholder                                           13
Plan of Distribution                                          14
Legal Matters                                                 16
Experts                                                       16

                          PROSPECTUS SUMMARY

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you withinformation different from that contained or incorporated by reference in this prospectus. The selling stockholder is offering to sell and seeking offers to buy the shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

The following is a short summary of our business. You should carefully read the "Risk Factors" section of this prospectus and our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 for more information on our business and the risks involved in investing in our common stock. In addition to the historical information contained in this prospectus, this prospectus contains forward-looking statements within the meaning of Section
27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. Our actual results could differ materially from our expectations. Factors that could cause or contribute to such differences are discussed in "Risk Factors" below and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in our Annual Report.

We are a leading provider of permission-based email relationship management, or ERM, products and services that enable businesses to develop and enhance one-to-one customer relationships through targeted email marketing campaigns. Our ERM solution is permission-based, which means that our clients send emails only to customers and potential customers who have provided their email addresses and explicitly asked to receive information on specific subjects, brands, services or products. Our clients typically use our ERM solution to send content rich emails that inform these customers about new products, sales and promotions, specified items of interest and corporate events.

Our ERM solution also allows our clients to collect and profile customer data and, based on this information, personalize their permission-based email marketing campaigns. Because our clients are provided with real-time access to the results of each email marketing campaign, they can easily test the effectiveness of each promotion prior to full-scale deployment and they can make adjustments to increase the response rate of future email marketing campaigns.

Since our incorporation in 1986, we have also offered a line of desktop application products consisting of small business productivity software and services. In late 2000, we put all our desktop application-related operations under our newly formed division, Elibrium. Our Elibrium products provide users with powerful, easy-to-learn and easy-to-use tools for mail list management, postage savings, Web page design, creation of brochures, stationery, postcards, labels, invoices and estimates and tools for downloading on-line prospects lists over the Internet through our MyProspects.com Web site. In late 2000, we launched a series of products under the Elibrium name offering Internet-based applications provided by third-party application service provider partners targeted to small businesses.

Revenues generated from our sale of desktop application software products represented approximately 64% of our net revenues for the year ended December 31, 2000 compared with 94.9% of our total revenues for the year ended December 31, 1999. We expect this percentage to continue to decrease as the revenues from our ERM business increases at a higher rate.

We are a Delaware corporation. Our principal offices are located at 2197 East Bayshore Road, Palo Alto, CA 94303, and our telephone number is
(650) 473-3600. In this prospectus, "ClickAction," "we" and "our" refer to ClickAction Inc. unless the context otherwise requires.

RISK FACTORS


You should carefully consider the following risk factors, and all other information contained and incorporated by reference in this prospectus, before you decide to purchase shares of our common stock. The risks described below are not the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the events or circumstances described in the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Email and Electronic Customer Relationship Management Business

Our business and future prospects are difficult to evaluate because we have a limited operating history in email marketing.

Following our acquisition of MarketHome in August 1999, we shifted our strategic focus to Web-based email marketing products and services. During the twelve months ended December 31, 2000, only 36.0% of our total revenues were derived from the licensing of our email relationship management software and the sale of related services. In addition, our eCRM product which we announced in October 2000 is not scheduled to ship until the second quarter of 2001. Therefore, we have a limited operating history in email marketing as well as electronic customer relationship management upon which the management can evaluate our business and future prospects. In addition, our management does not have past experience in email marketing or electronic customer relationship management. Together, these influences make predicting our future operating results difficult.


If email marketing or electronic customer relationship management is not widely accepted or if use of the Internet by consumers does not continue to grow, there will be a decreased demand for our email marketing products and services and our business will suffer as a result.

The market for email marketing and electronic customer relationship management products and services is new and rapidly evolving. If email marketing or electronic customer relationship management does not gain widespread acceptance as a means of marketing to, and communicating with, consumers, our business will suffer. Businesses that have relied upon traditional means of attracting new customers and maintaining customer relationships may not accept, or may be slow in accepting, our ERM or eCRM products and services because:

* they have already invested substantial resources in other more traditional methods of marketing and communicating;

* they have allocated a limited portion of their marketing budgets to email marketing;

* they may find email marketing to be less effective for promoting their products and services;

* their customers may have concerns about security and privacy on the Internet or confuse our permission-based emails with unsolicited emails; or

* the effectiveness of email marketing may diminish significantly if the volume of direct marketing email results in a negative reaction from consumers.

Our success also depends on the growth and acceptance of the Internet as a medium for executing transactions. If consumers do not continue to purchase products online, then the market for our email marketing solution may disappear. If that happens, or if the number of business-to-consumer electronic commerce transactions grows more slowly than we anticipate, our business would suffer.

Our business will be harmed if we fail to meet the demands of our email relationship management clients or future electronic customer relationship management clients.

The success of our ERM and eCRM businesses depends to a significant extent on our ability to provide satisfactory services to our clients, meet their demands and maintain an infrastructure capable of handling, without interruption, the volume of emails or marketing campaigns resulting from our clients' email marketing campaigns. The success of our email marketing and eCRM businesses also depends on our ability to successfully deliver emails or marketing campaigns over the Internet. Software programs exist that limit or prevent advertising from being delivered to a user's computer. Widespread adoption of this software by Web users would significantly undermine the commercial viability of Internet advertising and marketing. The failure to deliver email messages or marketing campaigns for our clients in an effective and consistent manner may cause our clients to discontinue their use of our email campaign services. In addition, because we provide our clients with a 100% service guarantee, if our clients are not completely satisfied with our service we may be required to refund the delivery fees paid by dissatisfied clients or resend an email marketing campaign at our own expense. If these refunds are large in amount, our business and financial results could be adversely affected.


Unplanned system interruptions and capacity constraints could disrupt our business and damage our reputation.

We must offer clients reliable, secure and continuous service to attract and retain clients and persuade them to increase their reliance on our email marketing products and services. As the volume of emails generated by our clients increases, we must continuously upgrade and enhance our technical infrastructure to accommodate the increased demands placed on our systems. Our operations also depend in part on our ability to protect our systems against physical damage from fire, earthquakes, power loss, telecommunications failures,computer viruses, unauthorized user access or hacker attacks, physical break-ins and similar events. Any interruption or decrease in response time of our email marketing services could damage our reputation, reduce customer satisfaction and decrease usage of our services.

If our system security is breached, our business and reputation could suffer.

A fundamental requirement for online communications and transactions is the secure transmission of confidential information over public networks. Third parties may attempt to breach our security or that of our customers. Any breach in our online security could result in liability to our customers, damage to our reputation and harm to our business. Our servers are vulnerable computer viruses or software programs that disable or impair computers, physicalor electronic break-ins and similar disruptions, which could lead to loss of data.We may need to spend significant resources to license technologies to protect against security breaches or to address problems caused by a security breach.

Increasing governmental regulation of electronic commerce and legal uncertainties could decrease demand for our email marketing service or increase our cost of doing business.

We are subject not only to regulations applicable to businesses generally, but also to laws and regulations directly applicable to privacy and electronic commerce. Although there are currently few of these laws and regulations, state, federal and foreign governments may adopt more of these laws and regulations. The adoption of new laws or the adaptation of existing laws to the Internet may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise harm our business. Federal, state, local and foreign governments are considering a number of legislative and regulatory proposals relating to Internet commerce. As a result, a number of laws or regulations may be adopted regarding:

* the pricing and taxation of goods and services offered over the Internet;

* intellectual property ownership; and

* the characteristics and quality of products and services offered over the Internet.

It is also uncertain as to how existing laws may be applied to the Internet in areas such as property ownership, copyright, trademark and trade secrets. The recent growth of Internet commerce has been attributed by some to the lack of sales and value-added taxes on interstate sales of goods and services over the Internet. Numerous state and local authorities have expressed a desire to impose such taxes on sales to consumers and businesses in their jurisdictions. The Internet Tax Freedom Act of 1998 prevents imposition of such taxes through October 2001. If the federal moratorium on state and local taxes on Internet sales is not renewed, or if it is terminated before its expiration, sales of goods and services over the Internet could be subject to multiple overlapping tax schemes, which could substantially hinder the growth of Internet commerce, including the use of our email marketing solution.

The Internet generates privacy concerns which could result in market perceptions or legislation which could harm our business, result in reduced sales of our services, or both.

We gather and maintain data related to consumers' buying behavior. Recently, lawsuits have been brought alleging, among other things, that at least one company, which combines information from online and other sources regarding users, has improperly collected and used information concerning Internet users in violation of federal electronics privacy statutes and other privacy laws. The United States Federal Trade Commission has launched an informal inquiry to determine whether that company has engaged in unfair or deceptive practices in collecting and maintaining information concerning Internet users. While we believe the "opt-in" nature of the user profiles that we create do not raise these issues, we may be sued or investigated regarding our practices. Any similar legal actions, whether against us or others, could limit our ability to sell our email marketing services or otherwise seriously harm our business.

Privacy concerns may cause consumers who use the Internet to decide not to opt in to receive emails and even the perception of security and privacy concerns, whether or not valid, may indirectly inhibit market acceptance of our email marketing services. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify users that the data captured after visiting Web sites may be used to direct product promotions and advertising to that user. For example, the European Union recently enacted its own privacy regulations that may result in limits on the collection and use of some user information. The United States and other countries may adopt similar legislation or regulatory requirements. If privacy legislation is enacted or consumer privacy concerns are not adequately addressed, our business could be harmed.

We may be exposed to liability for information displayed on our customers' Web sites or within their marketing partners' Web sites or email messages.

Because our email marketing services often require us to provide a connection to the Web sites of our customers and their marketing partners, we may be perceived as being associated with the content of these Web sites. We do not and cannot screen all of the content generated by our customers and their marketing partners. As a result, we may face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the materials displayed on our customers' sites and on their marketing partners' sites and email messages. For example, if one of our customers is sued for posting information on its Web site that is alleged to be defamatory, we may also be named as a defendant in that legal action based solely on our limited association with that customer's Web site. As a result, we could be involved in legal proceedings and disputes that are costly to resolve. We may also suffer a loss of customers or damage to our reputation harm based on this information or resulting from our involvement in these legal proceedings. Furthermore, some foreign governments have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the United States.

Risks Related to our Desktop Software Business

Because we rely on sales of our desktop software to a limited number of retailers and distributors, our business could be harmed if these retailers and distributors cease doing business with us or significantly reduce the level of their purchases.

We sell our desktop products principally to a limited number of major retailers and to distributors for resale to retailers. These sales have historically constituted, and may continue to constitute, a majority of our total revenues. For the year-ended December 31, 2000, one distributor accounted for approximately 66% of our net revenues and a one retailer accounted for approximately 10% of our net revenues. None of our distributors or retailers has a minimum purchase obligation. The loss of, or significant reduction in, sales volume attributable to any of our principal distributors or retail accounts could materially and adversely affect our business. In addition, a majority of our software sales are made through retailers. We could be adversely affected if an alternative channel for distribution of software were to become a major vehicle for distributing software.

Our financial results could be harmed if we are unable to collect outstanding receivables.

Our sales of desktop software products are made on credit terms, and we do not hold collateral to secure payment. We maintain accounts receivable insurance that covers only a portion of our accounts and we may not be able to maintain or increase this insurance on acceptable terms or at all. The inability to collect any significant receivable in a timely manner could adversely affect ourfinancial results.

Significant returns of our desktop software products could adversely affect our reputation, operating results and financial condition.

Distributors and retailers may return our desktop software products according to negotiated terms or pursuant to any promotional terms that may be in effect. We also provide end-users with a 30-day money-back guarantee. Accordingly, we are exposed to the risk of product returns from retailers, distributors and end-users, particularly during times of product transition. In addition, promotional or other activities of competitors could cause returns to increase sharply at any time. We establish reserves based on estimated future returns of products, taking into account promotional activities, the timing of new product introductions, distributor and retailer inventories of our products and other factors. Product returns that exceed our reserves could materially adversely affect our business.

Our desktop software business depends on third-party service providers, suppliers and facilities.

We rely on third-party service providers to perform most of our customer technical support and product assembly functions for our desktop software products. One independent firm provides substantially all customer technical support for our desktop software products. Our agreement with this firm may be terminated with or without cause on 60 days notice by either party. This firm also provides services to several larger companies, and demands from these companies or other factors could cause this firm to terminate its agreement with us. The unavailability of this firm to perform customer technical support for us would result in significant disruption to our operations, could lead to customer dissatisfaction and could have a material adverse effect on our business and operations. In addition, we rely on two printers for packaging and two assembly houses to assemble and package our desktop software products and have only limited sources for some of our supplies. We do not have contracts with such assembly houses or suppliers. All of our inventory of packaging components is maintained at third-party facilities. Our ability to assemble and package our products depends on continued relationships with these third parties. The failure of these third-party vendors to continue to provide supplies and services to us on a timely basis, or at all, could adversely affect our business.

Our success depends on postal regulations and availability of postal information.

Our line of mailing software products, which in the aggregate accounted for 5.3% of our net revenues in the year ended December 31, 2000 have been developed based on current United States Postal Service regulations. Changes in these regulations, which historically have occurred frequently, could necessitate updating these products or could eliminate or reduce the usefulness of these products, which could adversely affect our operating results. We license, from an independent third-party, address information software used in some of our desktop software products. We may not be able to maintain or renew our relationship with this third party or that the software we license will be error free or perform to our specifications or in accordance with Postal Service regulations. Significant changes in Postal Service regulations or the inability to maintain or renew our license agreement with the independent party on acceptable terms, or at all, could damage our business. We must also obtain Postal Service certification on a bi-monthly basis in order to supply updates To our end-users in a timely manner. We may not be able to continue to secure such certification on a timely basis, if at all, and the failure to do so could damage our business.

Our success depends on our timely development of new products and services.

We believe that our future success depends in large part upon our ability to keep pace with competitive offerings, to adapt to new operating systems, hardware platforms, media, and industry standards, and to provide additional functionality by enhancing our existing products and services and introducing new products and services on a timely basis. If we are unable to develop such products or services in a timely manner due to resource constraints or technological or other reasons, this inability could have a material adverse effect on our business. Failure to develop and introduce new products and services in a timely fashion could have a material adverse effect on our business.

Risks Related to our Overall Business

We have incurred significant future operating losses in the past and there is No guarantee that we can maintain our profitability.

We incurred a net loss of $4.5 million for the year ended December 31, 2000.
As of December 31, 2000, we had an accumulated deficit of $10.4 million. Although the Company recorded an operating profit of $334,000 for the three months ended December 31, 2000, there is no guarantee that we can maintain or achieve the same profitability going forward. We rely to a significant extent on the revenues and cash flow generated from the sale of our desktop software products to fund the development and expansion of our email marketing strategy. Our ability to continue to do so would be harmed if we were to experience a decline in sales of our desktop software products. Our ability to achieve profitability in the future will depend upon our ability to continue development of new email marketing products and services, enhance our infrastructure and expand our customer base and brand awareness. To achieve these goals, we need to increase spending on product development, sales and marketing and technology. To the extent that our email marketing revenues do not significantly increase as a result of this increased spending, we may not achieve profitability. Even if we do achieve profitability, there is no guarantee that we may be able to sustain or increase our profitability on a quarterly or annual basis in the future.

Our quarterly operating results are subject to significant fluctuations due to many factors, any of which could adversely affect our stock price.

We have experienced, and may continue to experience, significant fluctuations in our quarterly operating results due to a variety of factors, many of which are outside our control. These factors include:

* the rate of growth of the use of the Internet as a medium for consumer and business communications and transactions, and the size and rate of growth of the market for email marketing products and services;

* the timing and number of product enhancements and new product and services introductions by us and our competitors;

* the timing and number of email marketing campaigns conducted by our customers;

* the timing and delivery of strategic alliance arrangements;

* changes in pricing policies by us and our competitors;

* our ability to upgrade and expand our infrastructure;

* technical difficulties or system downtime affecting use of our email marketing products or services;

* the seasonal nature of our desktop software business and our email relationship management business;

* changes in the level of our operating expenses to support our growth;

* domestic and international regulation of email marketing, including privacy legislation;

* timing of the receipt of orders for our desktop software products from major retailer and distributor customers;

* desktop software product returns;

* cancellations or terminations by retail or distributor accounts;

* reductions in shelf space for our desktop software products; and

* delays in shipment of our desktop software products.

Due to these factors, we believe that quarter-to-quarter comparisons of our operating results may not be meaningful and should not be relied upon as an indication of our future performance. In addition, a significant portion of our operating expenses, particularly labor costs and rent, are relatively fixed, and planned expenditures are based, in part, on expectations with regard to future sales. As a result, we will likely be unable, or may elect not to, reduce spending quickly enough to offset any unexpected revenue shortfall. In the event of a revenue shortfall or unanticipated expenses in any given quarter, our operating results may be below the expectations of securities analysts or investors. If this occurs, the market price of our common stock may decline significantly.

Intense competition could impair our ability to grow and achieve profitability.

The market for email marketing products and services is intensely competitive and rapidly evolving. We expect competition to increase significantly in the future because of the attention the Internet has received as a means of advertising and direct marketing and because there are relatively low barriers to entry in our market. We compete directly with publicly traded email service providers such as Digital Impact, MessageMedia and 24/7 Media, as well as numerous private companies. We compete with the information technology departments of current and prospective clients who use in-house email systems to manage and deliver email marketing campaigns. We also compete with companies providing software and services for outsourced solutions such as email distribution, list management, reporting and bounce processing, email consulting and campaign analysis.

The market for our desktop software products is also intensely competitive, and is characterized by pressure to reduce prices, capture limited retail shelf space, increase marketing and promotional activity, incorporate new features and release new product versions. The competition for retail shelf space is likely to increase due to the proliferation of software products. Failure to achieve and maintain unit sales volumes may result in loss of shelf space, which may, in turn, lead to further reductions in sales volumes. Existing software companies may broaden or enhance their product lines to compete with our desktop software products, and other potential new competitors, including computer hardware manufacturers, diversified media companies, and small business service companies, may enter or increase their focus on the small business software market, resulting in even greater competition.

Many of our current and potential competitors in both the market for email marketing products and services and the desktop software market have longer operating histories, greater name recognition, larger customer bases, more diversified lines of products and services and significantly greater resources than we have. These competitors may be able to devote significant resources to sales and marketing, adopt more aggressive pricing policies and deliver superior solutions. If we are not able to compete effectively with our current or future competitors, our business would be harmed.

Our current products and services may become obsolete and unmarketable if we are not able to adequately respond to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our current products and services may quickly become obsolete and unmarketable. We believe that our future success depends in large part upon our ability to keep pace with competitive offerings and customer requirements, to adapt to new operating systems, hardware platforms, media and industry standards, and to provide additional functionality by enhancing our existing products and services and introducing new products and services on a timely and cost-effective basis. We may be unable to do this due to resource constraints or technological or other reasons. Any failure or delay in adapting to technological advances or emerging industry standards or developing, introducing or marketing new products and services could cause us to lose clients or fail to gain new clients. If this happens, our business could suffer and our stock price could decline.

Our business could be harmed if external coding contractors on which we depend compete with us or are not available to provide us with their coding services.

We generally develop internally the specifications for both new products and updates of our existing products. From time to time, we also license third-party products that are complementary to our core product line. In addition to our own development team, we use an independent firm to assist us with the coding on our email marketing system. While we generally own the code that is developed by these firms, the base code used in developing our brochures and business cards products is owned by the third-party coder. With respect to these products, we hold an irrevocable, non-exclusive license to copy and distribute the executable code compiled from the base code and to make limited modifications. Although the agreements with these firms contain various protective terms, these provisions may not effectively protect our interests and third-party coders may develop or market products that compete with our products or services. Independent coders are in high demand, and independent coders, including those who have developed products for us in the past, may not be available to provide coding services to us in the future. In addition, we may not be able to obtain or renew coding or licensing agreements on favorable terms, or at all.

We are dependent on licensed third-party technologies and we may need to License additional technologies to succeed in our business.

We are highly dependent on technologies we license from third parties to enable us to send email through the Internet and to offer a variety of database management and targeted marketing capabilities. The email marketing industry is rapidly evolving, and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms, or at all. The failure to license these technologies could adversely affect our ability to offer competitive email marketing products and services.

We may not be able to hire and retain the qualified personnel necessary to support our growth.

We depend on the continued services of our key technical, sales and senior management personnel, particularly our president and chief executive officer Gregory W. Slayton, and our chief technical officer, Kentyn Reynolds. Any officer or employee can terminate his or her relationship with us at any time, and we do not maintain key man insurance policies for either Mr. Slayton or Mr. Reynolds. In addition, the future growth of our business will depend to a significant extent on our ability to attract and retain qualified, highly-skilled employees, particularly persons with marketing, Internet and information technology experience. Competition for these employees with technical, management, marketing, sales, product development and other specialized skills is intense. We may not be successful in attracting and retaining these personnel.

Our business would suffer if we are not able to manage our growth and implement our email marketing strategy.

We have experienced periods of growth that have placed, and could continue to place, a significant strain on our financial, management, and other resources. We may attempt to hire additional key personnel in senior management positions in the future. Our ability to manage growth and expand on email marketing business will require us to continue to improve our financial management systems, and to attract, train, motivate, manage, and retain key employees. If our management is unable to manage growth or execute our email marketing strategy effectively, our business operations could be adversely affected.

The success of our email marketing strategy depends on our ability to provide satisfactory services to our clients and keep pace with their demands. There is no assurance that we will be able to add client services personnel to enhance our services. Failure to meet our clients' demands for email marketing services will have a material adverse effect on our business and reputation.
In addition, the success of our email marketing strategy depends on our ability to deliver emails over the internet through internet service providers and recipients in major corporations. Our email delivery may be blocked or our email delivery technology may be incompatible with the technologies of internet service providers. The failure to deliver email messages may cause us to lose clients and will have a material adverse effect on our email marketing strategy and business.

Our limited protection of intellectual property and proprietary rights may adversely affect our business.

We rely primarily on a combination of trademarks, copyright and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights. These measures may not be adequate to prevent unauthorized use of our proprietary technology and other intellectual property rights. We do not include in our desktop software products any mechanism to prevent or inhibit unauthorized copying. Unauthorized copying occurs frequently within the software industry, and if a significant amount of unauthorized copying of our products were to occur, our business could be adversely affected. In addition, as the number of software products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. Third parties may assert infringement claims against us in the future with respect to current or future products. Use of third-party coders or publishing of licensed products may increase the risk of infringement In the event that our third-party coders or licensors were to use infringing code in our products, we could be required to pay damages or be subject to an injunction to prevent us from shipping our products. The third-party coders' liability to us for any infringement of copyrights, trade secrets, or patents is contractually limited to amounts received from us. There has been substantial litigation regarding copyright, trademark and other intellectual property rights in our industry. Any claims or litigation, with or without merit, could be costly to defend or litigate and divert resources and our management's attention. Adverse determinations in any claim or litigation could also require us to pay damages or change our technologies.

We may acquire businesses, technologies or products that harm our business.

As part of our growth strategy, we may pursue the acquisition of businesses, technologies or products that are complementary to our business. Acquisitions involve a number of special risks that could harm our business, including the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees. In particular, the failure to maintain adequate operating and financial control systems or unexpected difficulties encountered during expansion could harm our business.

We are at risk of potential stock price volatility.

Many factors outside our control may cause the market price of our common stock to fluctuate, including:

* quarterly fluctuations in our revenues or results of operations;
* general conditions in the computer hardware, software and internet industries;
* announcements of new products and services by us or by or competitors;
* announcements of alliance or partnership by us or by our competitors; and
* changes in financial estimates by securities analysts.

In addition, in recent years the stock market in general, and the prices of the stocks of technology companies in particular, has experienced large price fluctuations, sometimes without regard to the fundamentals of the particular company. These broad market and industry fluctuations may adversely affect the market price of our common stock.

Our prospects for obtaining additional financing, if required, are uncertain and failure to obtain needed financing could affect our ability to pursue future growth.

We may need to raise additional funds to develop or enhance our products or services, to fund expansion, to respond to competitive pressures or to acquire complementary products, businesses or technologies. We do not know with certainty whether our existing cash and expected revenues will be sufficient to finance our anticipated growth. Additional financing may not be available on terms that are acceptable to us. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage of ownership of our stockholders would be reduced and these securities might have rights, preferences and privileges senior to those of our current stockholders. If adequate funds are not available on acceptable terms, our ability to fund any potential expansion, take advantage unanticipated opportunities, develop or enhance products or services, or otherwise respond to competitive pressures would be significantly limited.

We have implemented anti-takeover provisions that could delay or prevent a change in control.

Our board of directors has the authority to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, and privileges of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. In addition, we are subject to anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 also could have the effect of delaying or preventing a change of control of ClickAction. Certain other provisions of our certificate of incorporation may have the effect of delaying or preventing changes in control or management, which could adversely affect the market price of our common stock. In addition, in June 1998 our board of directors adopted a share purchase rights plan, or poison pill. This poison pill could have the effect of discouraging, delaying or preventing an acquisition of ClickAction.

Risks Related to this Offering

Our stock price has been volatile, and you may not be able to sell your shares at a profit.

The market price of our common stock has been, and is likely to continue to be, volatile. Fluctuations in market price and volume are particularly common among securities of Internet and other technology companies. As a result, you may not be able to resell your shares at a profit. The market price of our common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

* quarterly fluctuations in our revenues or results of operations;

* general conditions in the computer software and Internet industries;

* announcements of new products and services by us or by our competitors;

* new regulations or interpretations of existing regulations applicable to our email marketing activities;

* announcements of alliances by us or by our competitors;

* system slowdowns or failure by us or by our competitors;

* changes in earnings estimates by securities analysts and in analyst recommendations; and

* changes in market valuations of other Internet companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and the documents incorporated by reference are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, those listed under "Risk Factors" and in the documents incorporated by reference.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

             WHERE YOU CAN GET MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports,proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800- SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at "www.sec. gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 "K" Street, Washington,
DC 20006.

The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate
By reference the documents listed below:

* Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000;
* Our Definitive Proxy Statement, dated April 19, 2001, filed on April 17, 2001 in connection with our annual meeting of stockholders to be held on May 24, 2001;
* Our Current Report on Form 8-K filed with the SEC on April 12, 2001; and
* The description of our common stock contained in ClickAction's Registration Statement on Form 8-A, as filed on May 4, 1995 with the SEC under the Securities Exchange Act of 1934, as amended.

In addition, we incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

You may request a copy of these filings at no cost by writing or telephoning us at:

                          ClickAction Inc.
                       2197 East Bayshore Road
                         Palo Alto, CA 94303
                           (650) 473-3600

This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the Registration Statement.

                        USE OF PROCEEDS

The proceeds from the sale of the common stock offered under this prospectus are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of these shares of common stock.


                       SELLING STOCKHOLDER

We are registering the shares covered by this prospectus for resale by the selling stockholder named in the table below. We have registered the shares to permit the selling stockholder and its pledgees, donees, transferees or other successors-in-interest that receive their shares from the selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares. We are registering the shares issuable upon conversion of the Series A Preferred Stock and exercise of the warrant issued in the private placement that closed on March 30, 2001. This private placement, including the rights and preferences of the Series A Preferred Stock and the terms of the warrant, are described in further detail in our Form 8-K filed on April 12, 2001. We are also registering shares issuable as dividends on the Series A Preferred Stock.

The following table sets forth the name of the selling stockholder, the number of shares owned by the selling stockholder, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling stockholder after this offering is completed. Other than the transaction documents entered into in connection with the private placement with the selling stockholder, the selling stockholder has not had a material relationship with us within the past three years. The number of shares in the column "Number of Shares Being Offered" represent all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of the shares covered by this prospectus. We do not know how long the selling stockholder will hold the shares before selling them and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares except as set forth in the transaction for the private placement. The shares offered by this prospectus may be offered from time to time by the selling stockholder.

The percentage of shares owned prior to the offering is based on 12,640,196 shares of our common stock outstanding on April 25, 2001. The number of shares owned prior to the offering includes the shares issuable upon conversion of the selling stockholder's Series A Preferred Stock, the shares issuable upon exercise of the selling stockholder's warrant to purchase common stock, the shares issuable upon conversion of an addiitonal 500 shares of Series A Preferred that the selling stockholder has an option to purchase, and the shares issuable upon exericse of additional warrants that are issuable if the selling stockholder exercises this option to purchase. Such ownership is determined as of April 25, 2001 based on an estimated conversion price of $3.70 and 27 days accrued dividends. The number of shares being registered and offered hereunder is greater than the number of shares currently beneficially owned by the selling stockholder, as required by the transaction documents for the private placement.


                     Shares Beneficially                   Shares Beneficially
                     Owned Prior To      Number of Shares    Owned After
                     Offering            Being Offered        Offering**
                     ------------------- ----------------- -------------------
       Name           Number     Percent      Number         Number    Percent
-------------------- ----------  -------   ------------     ---------- -------
The Tail Wind Fund,
Ltd.                1,283,569     9.2%     2,500,000            0           *



*  Less than 1%
** Assumes the sale of all offered shares


                         PLAN OF DISTRIBUTION

 The selling stockholder may sell the shares from time to time. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The sales may be made on one or more exchanges, on the Nasdaq National Stock Market or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The selling stockholder may effect these transactions by selling the shares to or through broker-dealers. The selling stockholder may sell its shares in one or more of, or a combination of:

* a block trade in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by a broker-dealer for its account under this prospectus;

* an exchange distribution in accordance with the rules of an exchange;

* ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

* privately negotiated transactions with or wihtout a broker-dealer.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, to the extent required, the amendment or supplement will disclose:

* the name of the selling stockholder and of the participating broker-dealer(s);

* the number of shares involved;

* the price at which the shares were sold;

* the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

* that a broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

* other facts material to the transaction.

From time to time, the selling stockholder may transfer, pledge, donate or assign its shares of common stock to lenders or others and each of such persons will be deemed to be a "selling stockholder" for purposes of this prospectus. The number of shares of common stock beneficially owned by the selling stockholder may decrease as and when it takes such actions. The plan of distribution for the selling stockholder's shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be a selling stockholder hereunder.

The selling stockholder may enter into hedging, derivative or short transactions with broker-dealers in connection with sales or distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell shares short and redeliver the shares to close out short positions and engage in derivative or hedging transactions. The selling stockholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. The selling stockholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the loaned shares or upon a default the broker-dealer may sell the pledged shares under this prospectus.

In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholder may be deemed to be an "underwriter" within the meaning of
Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder has advised that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.
There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions and discounts,if any, attributable to the sales of the shares. The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act. The selling stockholder has agreed to indemnify specific persons, including broker-dealers and agents, against specific liabilities in connection with the offering of the shares, including liabilities arising under the Securities
Act.

We have agreed to maintain the effectiveness of this registration statement until the earlier of April 30, 2006, such time as all the shares covered by this registration statement have been sold, or until the selling stockholder can sell all of the shares it holds pursuant to Rule 144(k) under the Securities Act. The selling stockholder may sell all, some or none of the shares offered by this prospectus.

                               LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for ClickAction by Orrick, Herrington & Sutcliffe LLP, Sacramento, California.

                                EXPERTS

The consolidated financial statements included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance And Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by ClickAction in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee.


      SEC Registration fee           $  3,175
      Legal fees and expenses	         10,000
      Accounting Fees and Expenses	   15,000
      Miscellaneous	                3,000
                                     ----------
          Total                      $ 31,175
                                     ==========

Item 15.  Indemnification of Officers and Directors.


Under Section 145 of the Delaware General Corporation law we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our By-laws require us to indemnify our directors and executive officers, and permit us to indemnify our other officers, employees and other agents, to the extent permitted by Delaware law. Under our By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and other wise to the fullest extent permitted by law. The By-laws also require us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. We have entered into indemnity agreements with each of our directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. We also maintain an insurance policy for our directors and executive officers insuring against certain liabilities arising in their capacities as such.


Item 16.  Exhibits

          (a) Exhibits.

Exhibit
Number      Description Of Document

5.1         Opinion of Orrick, Herrington & Sutcliffe LLP.
4.1 Purchase Agreement, dated as of March 30, 2001, between ClickAction Inc. and The Tail Wind Fund, Ltd.*
4.2 Registration Rights Agreement, dated as of March 30, 2001, between ClickAction Inc. and The Tail Wind Fund, Ltd.*
4.3         Warrant, dated as of March 30, 2001, issued by ClickAction Inc.
            to The Tail Wind Fund, Ltd.
4.4 Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A 4% Cumulative Convertible Preferred Stock for ClickAction Inc., as filed with the Delaware Secretary of State on March 30, 2001.
23.1        Consent of KPMG LLP.
23.2 Consent of Orrick, Herrington & Sutcliffe LLP. (included as part of Exhibit 5.1 to this Registration Statement)
24.1        Power of Attorney is contained on the signature page hereto.

* Incorporated by reference to the current report on Form 8-K filed by ClickAction on April 12, 2001.

Item 17.  Undertakings.

(a) Rule 415 Offerings.

 The Undersigned Registrant Hereby Undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) to remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Incorporated annual and quarterly reports.

The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Request for acceleration of effective date.

(1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) Registration Statement Permitted by Rule 430A

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ClickAction duly certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California, on April 27, 2001.

                                                 CLICKACTION INC.

                                                /s/ Gregory W. Slayton
                                                ----------------------
                                                Gregory W. Slayton
                                                President, Chief Executive
                                                Officer and Director



                           POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory W. Slayton and Sharon S. Chiu and each or any one of them, as his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith,as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys -in-fact and agents, or any ofthem, or their or his substitutes or substitute, may lawfully do or cause to bedone by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                         Date
----------------------------  ------------------------------- --------------
/s/ Gregory W. Slayton        President, Chief Executive      April 27, 2001
-----------------------       Officer and Director
Gregory W. Slayton           (Principal Executive Officer)

/s/ Sharon S. Chiu            Vice President, Chief           April 27, 2001
------------------------    Financial Officer and Secretary
Sharon S. Chiu              (Principal Financial and
                             Accounting Officer)


/s/ David P. Mans            Chairman of the Board            April 27, 2001
------------------------
David P. Mans

/s/ Edwin R. Niehaus III     Director                         April 27, 2001
-------------------------
Edwin R. Niehaus III


/s/ Gary J. Daichendt        Director                         April 27, 2001
-------------------------
Gary J. Daichendt


/s/ Randy Haykin             Director                         April 27, 2001
-------------------------
Randy Haykin


/s/ Emerick M. Woods         Director                         April 27, 2001
-------------------------
Emerick M. Woods


/s/ Howard Love              Director                         April 27, 2001
-------------------------
Howard Love

                                 INDEX TO EXHIBITS

Item 16.  Exhibits

(a) Exhibits.

Exhibit
Number         Description Of Document

5.1            Opinion of Orrick, Herrington & Sutcliffe LLP.
10.1 Form of Common Stock Purchase Agreement, by and among ClickAction and the selling stockholders.
23.1           Consent of KPMG LLP.
23.2 Consent of Orrick, Herrington & Sutcliffe LLP. (included as part of Exhibit 5.1 to this Registration Statement)
24.1           Power of Attorney is contained on the signature page hereto.

                                                                    EXHIBIT 5.1

April 27, 2001
ClickAction Inc.
2197 East Bayshore Road
Palo Alto, CA  94303

                     Re:  ClickAction Inc.
                          Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with a proposed sale by a certain stockholder of ClickAction Inc., a Delaware corporation (the "Company"), of up to 2,500,000 shares of common stock, $0.001 par value ("Common Stock") pursuant to a Registration Statement on Form S-3.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that:

  1. The shares of Common Stock issuable upon conversion of the Company's Series A 4% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), when issued and upon payment of the conversion price in accordance with the provisions of the Company's Certificate of Incorporation (the "Certificate of Incorporation"), will be duly authorized, validly issued, fully paid and non-assessable.

  2. The shares of Common Stock issuable as dividends on the Series A Preferred Stock, when issued in accordance with the provisions of the Certificate of Incorporation and applicable restrictions on payment of dividends under Delaware law, will be duly authorized, validly issued, fully paid and non-assessable.

  3. The shares of Common Stock issuable upon exercise of the warrant issued to The Tail Wind Fund, Ltd. (the "Warrant"), when issued and upon payment of the exercise price in accordance with the provisions of the Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued there under, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,


                                           ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
ClickAction Inc.

We consent to the incorporation by reference in this registration statement on Form S-3 of ClickAction Inc. of our report dated February 15, 2001, relating to the consolidated balance sheets of ClickAction Inc. as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K/A of ClickAction Inc.

We also consent to the reference to our firm under the heading "Experts" in This registration statement.

                                                  /s/ KPMG LLP
Mountain View, California
April 26, 2001